                                                                   EXHIBIT 10.1

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[LOGO OF BANK OF AMERICA]
BANK OF AMERICA                                          BUSINESS LOAN AGREEMENT
National Trust and Savings Association
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This Agreement dated as of May 7, 1996, is between Bank of America National
                           -----------
Trust and Savings Association (the "Bank") and Cost Plus, Inc. (the "Borrower").

1.    LINE OF CREDIT AMOUNT AND TERMS

1.1   LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is equal to the amount indicated for each period specified below:

                   Period                     Amount
                   ------                     ------
                   From January 1 through
                   June 30 of each year       $20,000,000

                   From July 1 through
                   December 31 of each year   $35,000,000

(b) This is a revolving line of credit with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and May 31, 1998 (the "Expiration Date") unless the Borrower is in default.

1.3   INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4   REPAYMENT TERMS.

(a) The Borrower will pay interest on May 31, 1996, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

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(c)   Any amount bearing interest at an optional interest rate (as described below) may be repaid at the end of the applicable interest period, which shall be no later than the Expiration Date.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the last day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

1.6 LIBOR RATE. The Borrower may elect to have all or portions of the principal balance bear interest at the LIBOR Rate plus 2.0 percentage points.

Designation of a LIBOR Rate portion is subject to the following requirements:

(a) The interest period during which the LIBOR Rate will be in effect will be one, two, or three months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York, and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b) Each LIBOR Rate portion will be for an amount not less than Five Hundred Thousand Dollars ($500,000).

(c) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                   LIBOR Rate = London Inter-Bank Offered Rate
                                ------------------------------
                                 (1.00 - Reserve Percentage)

      Where,

      (i) "London Inter-Bank Offered Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. A "London Banking Day" is a day on which the Bank's London Branch is open for business and dealing in offshore dollars.

      (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower shall irrevocably request a LIBOR Rate portion no later than 9:00 a.m. San Francisco time on the LIBOR Banking Day preceding the day on which the London Rate will be set, as specified above.

(e) The Borrower may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

(f) Any portion of the principal balance already bearing interest at the LIBOR Rate will not be converted to a different rate during its interest period.

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(g)   Each prepayment of a LIBOR Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

      (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

      (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

(h) The Bank will have no obligation to accept an election for a LIBOR Rate portion if any of the following described events has occurred and is continuing:

      (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

      (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate portion.

      Otherwise, the Bank will not arbitrarily reject an election for a LIBOR Rate portion if, at the time of such election, the Borrower is in compliance with all the terms and conditions of this Agreement and there is no default hereunder.

1.7 LETTERS OF CREDIT. This line of credit may be used for financing commercial letters of credit with a maximum maturity of 9O days. Each commercial letter of credit will require drafts payable at sight.

The Borrower agrees:

(a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(b) if there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(c) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(d) to sign the Bank's form Application and Agreement for Commercial Letter of Credit.

(e) to pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

2.    FEES AND EXPENSES

2.1   FEES.

(a) LOAN FEE. The Borrower agrees to pay a Thirty-Four Thousand Three Hundred Seventy-Five Dollar ($34,375) fee due on the date of this Agreement.

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(b)   UNUSED COMMITMENT FEE.  The Borrower agrees to pay a fee on any difference between the Commitment and the amount of credit it actually uses, determined by the weighted average loan balance maintained during the specified period. The fee will be calculated at 0.125% per year. This fee is due on April 30,1996, and quarterly thereafter until the expiration of the availability period.

2.2   EXPENSES.

(a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees and documentation fees.

(b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

(c) If there is a default under this Agreement and the Borrower has failed to cure the same within the cure period, if any, applicable to such default, the Borrower agrees to reimburse the Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require after the occurrence of the default and the expiration of the cure period (if any). The audits and appraisals may be performed by employees of the Bank or by independent appraisers.

3.    COLLATERAL

3.1 PERSONAL PROPERTY. The Borrower's obligations to the Bank under this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the Borrower. In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

(a)   Inventory.

(b)   Receivables.

4.    DISBURSEMENTS, PAYMENTS AND COSTS

4.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

4.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at the Bank's branch (or other location) selected by the Bank from time to time;

(b) made for the account of the Bank's branch selected by the Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by the Bank;

(d) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

4.3   TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

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(b)   Advances will be deposited in and repayments will be withdrawn from the
      Borrower's account number ________________________, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement.

4.4   DIRECT DEBIT (LINE OF CREDIT).

(a) The Borrower agrees that the Bank may create advances under the line of credit to pay interest and any fees that are due under this Agreement (including, but not limited to, any fees due under Paragraphs 1.7 and 2.1 of this Agreement).

(b) The Bank will create such advances on the dates the payments become due. If a due date does not fall on a banking day, the Bank will create the advance on the first banking day following the due date.

(c) If the creation of an advance under the line of credit causes the total amount of credit outstanding under the line to exceed the limitations set forth in this Agreement, the Borrower will immediately pay the excess to the Bank upon Bank's demand.

4.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.6 TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

4.7 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)   any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

The Borrower's obligations under this paragraph shall be limited to the Bank's costs and losses arising on or after the date that is 90 days after the date the Bank sends written notice to the Borrower confirming the Borrower's obligations under this paragraph and describing in reasonably sufficient detail such costs and losses.

4.8 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

4.9 INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Bank's Reference Rate plus 1.0 percentage point. This may result in compounding of interest.

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4.10  DEFAULT RATE.  Upon the occurrence and during the continuation of any default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.0 percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

5.    CONDITIONS

The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this
Agreement:

5.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

5.2 SECURITY AGREEMENTS. Signed original security agreements, assignments and financing statements (together with collateral in which the Bank requires a possessory security interest), which the Bank requires.

5.3 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

5.4 INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

5.5   OTHER ITEMS.  Any other items that the Bank reasonably requires.

6.    REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation.

6.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

6.2 AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 ENFORCEABLE AGREEMENT. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

6.4 GOOD STANDING. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.5 NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

6.6 FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's financial condition.

(b)   in form and content required by the Bank.

(c)   in compliance with all government regulations that apply.

6.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

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

6.8 COLLATERAL. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

6.9 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

6.10 OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

6.11 INCOME TAX RETURNS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

6.12 NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.13 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

7.    COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 USE OF PROCEEDS. To use the proceeds of the credit only for the operations of the Borrower and for working capital and general corporate purposes.

7.2 FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as requested by the Bank from time to time:

(a) Within 9O days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by one of the accounting firms commonly known as the "Big 6".

(b) Within 30 days of the period's end, the Borrower's monthly financial statements. These financial statements may be Borrower prepared. For the month of January in each year, these monthly financial statements will be prepared as part of the Borrower's annual financial statements required under (a) above and may be provided to the Bank together with those annual statements.

(c) Within the period provided in (b) above, a compliance certificate of the Borrower signed by an authorized financial officer of the Borrower setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

(d) An inventory listing within 30 days after the end of each month; the listing must include a description of the inventory, its retail value, and such other information as the Bank may require.

(e) Within 45 days of the Borrower's fiscal year end, the Borrower's annual business plan/budget for the then current fiscal year in form satisfactory to the Bank.

7.3 TANGIBLE NET WORTH. To maintain tangible net worth equal to at least Thirty Million Dollars ($30,000,000) from the date of this Agreement through January 31, 1997; Thirty-Two Million Dollars ($32,000,000) as of February
1, 1997; and thereafter, an amount equal to the sum of the following:

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(a)   Thirty Million Dollars ($30,000,000); plus

(b) the sum of 90% of net income after income taxes (without subtracting losses) earned in the fiscal year ending February 1, 1997.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) plus debt subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

Compliance with this financial covenant will be measured as of the end of each fiscal quarter.

7.4 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain a ratio of total liabilities not subordinated to tangible net worth not exceeding the amounts indicated as of the end of each fiscal quarter specified below:

                   Period                                     Ratio
                   ------                                     -----
                   1st fiscal quarter of each fiscal year     2.0:1.0

                   2nd fiscal quarter of each fiscal year     2.5:1.0

                   3rd fiscal quarter of each fiscal year     3.0:1.0

                   4th fiscal quarter of fiscal year ending
                   February 1, 1997                           1.75:1.0

                   4th fiscal quarter of fiscal year ending
                   January 31, 1998                           1.50:1.0

"Total liabilities not subordinated" means the sum of current liabilities plus long term liabilities, excluding debt subordinated to the Borrower's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form.

7.5   COVERAGE RATIO.  To maintain a Coverage Ratio of at least 1.1:1.0.

"Coverage Ratio" means the ratio of net income after taxes and before extraordinary items plus interest expense plus capitalized lease interest
                    ----                  ----
expense plus depreciation plus amortization to nonfinanced capital expenditures
        ----              ----
plus interest expense plus capitalized lease interest expense plus cash
- ----                  ----                                    ----
dividends paid plus the current portion of long-term liabilities.   It is
               ----
provided, however, that the first Two Million Five Hundred Thousand Dollars ($2,500,000) in capital expenditures in the fiscal year ending February 1, 1997, and the first Three Million Five Hundred Thousand Dollars ($3,500,000) in capital expenditures in the fiscal year ending January 31, 1998, will be excluded from the Coverage Ratio calculation. This ratio will be calculated at the end of each fiscal year. Any non-cash impact on the Borrower's net income resulting from changes in generally accepted accounting principles; changes in financial accounting standards promulgated by the Financial Accounting Standards Board; changes in regulations of the Internal Revenue Service; changes in accounting rules by the Securities and Exchange Commission; or other non-cash items outside the control of the Borrower will be excluded from calculation of this covenant.

7.6 INVENTORY TURN. To maintain an Inventory Turn of at least 2.75:1.0 during the fiscal year ending February 1, 1997, and at least 2.90:1.0 during the fiscal year ending January 31, 1998, and thereafter.

"Inventory Turn" means the ratio of cost of goods sold to the average book value of the Borrower's inventory. This ratio will be calculated at the end of each month, with the "average book value" equal to the average of the book values of the Borrower's inventory at the end of that month and each of the 12 immediately preceding

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months and using the Borrower's cost of goods sold for that month and each of the 11 immediately preceding months.

7.7 MINIMUM NET INCOME. To earn net income after taxes and extraordinary items of at least Two Million Dollars ($2,000,000). Compliance with this financial covenant will be measured at the end of each month, using the results of that month and each of the 11 immediately preceding months.

7.8 OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts or capital lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

(a)   Acquiring goods, supplies, or merchandise on normal trade credit.

(b)   Endorsing negotiable instruments received in the usual course of business.

(c)   Obtaining surety bonds in the usual course of business.

(d) Debts, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank prior to closing and acceptable to the Bank.

(e) Additional debts and capital lease obligations for the acquisition of fixed or capital assets, to the extent permitted under Paragraph 7.10 of this Agreement. Such debts and obligations may include Purchase Money Indebtedness. "Purchase Money Indebtedness" means (i) indebtedness for the payment of all or any part of the purchase price of any fixed or capital assets, (ii) indebtedness incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed or capital assets for the purpose of financing all or any part of the purchase price thereof and
      (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

(f) Additional debts arising from the refinance of existing real property owned by the Borrower.

(g) Obligations under capital leases of the Borrower's stores and warehouses entered into in conjunction with the acquisition of fixed or capital assets permitted under Paragraph 7.10 of this Agreement.

(h)   Other unsecured indebtedness incurred in the ordinary course of business.

(i) Indebtedness of any subsidiary of the Borrower to the Borrower incurred in the ordinary course of business.

7.9 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)   Deeds of trust and security agreements in favor of the Bank.

(b)   Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank prior to closing and acceptable to the Bank.

(d) Additional purchase money security interests or purchase money liens in personal or real property acquired after the date of this Agreement which secure Purchase Money Indebtedness permitted by subparagraph (e) of the preceding paragraph.

(e) Liens on the refinanced real property which secure indebtedness permitted by subparagraph (f) of the preceding paragraph.

(f) Liens arising in the ordinary course of the Borrower's business by operation of law or regulation, but only if payment in respect of such lien is not yet due.

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BUSLA (7/93)                          -9-                            T2-0710.doc

(g) Judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

(h) Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods.

(i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums arising by the issuer of such policies accepting installments of premium instead of lump sum payments with respect thereto.

(j) Such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties and which do not, individually or in the aggregate, materially impair the property affected thereby or limit its use to the purpose for which it was acquired.

(k) Landlord's liens arising under lease contracts or by operation of law in the ordinary course of business which are not delinquent or remain payable without penalty.

7.10 CAPITAL EXPENDITURES. Not to spend or incur obligations (including the total amount of capital leases of equipment but excluding capital leases of the Borrower's stores and warehouses) for more than Ten Million Dollars ($10,000,000) in the fiscal year ending February 1, 1997, and Thirteen Million Dollars ($13,000,000) in the fiscal year ending January 31, 1998, to acquire fixed or capital assets. It is provided, however, that in either such fiscal year the total amount of capital expenditures attributable to indebtedness (including obligations under capital leases of equipment) incurred by the Borrower (i.e., the financed capital expenditures) may not exceed 50% of the total amount of capital expenditures made during such fiscal year.

7.11 MAXIMUM OUTSTANDINGS. Not to permit the principal balance of advances outstanding under this Agreement to exceed Five Million Dollars ($5,000,000) for a period of at least 45 consecutive days between December 1 of each year and March 31 of the next year. For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

7.12  NOTICES TO BANK.  To promptly notify the Bank in writing of:

(a)   any lawsuit over One Million Dollars ($1,000,000) against the Borrower.

(b) any substantial dispute between the Borrower and any government authority.

(c)   any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's financial condition or operations.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

7.13  BOOKS AND RECORDS.  To maintain adequate books and records.

7.14 AUDITS. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.15 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -10-                            T2-0710.doc

7.16 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises the Borrower now has.

7.17 MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

7.18 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.19 Cooperation. To take any action requested by the Bank to carry out the intent of this Agreement.

7.20  INSURANCE.

(a) INSURANCE COVERING COLLATERAL. To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(b) GENERAL BUSINESS INSURANCE. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

(c) EVIDENCE OF INSURANCE. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

7.21 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)   liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

(d) lease, or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(e)   acquire or purchase a business or its assets.

(f) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets, except for sale and leaseback agreements covering the Borrower's existing real property located in San Francisco and Modesto.

8.    DEFAULT

If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

8.2 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of fifteen (15) days after the earlier of (a) the date the Borrower knew or should have known of such breach or (b) the date on which the Bank gives written notice of such breach to the

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -11-                            T2-0710.doc

Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

8.3 FALSE INFORMATION. The Borrower knowingly has given the Bank false or misleading information or representations.

8.4 BANKRUPTCY. The Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, or the Borrower makes a general assignment for the benefit of creditors.

8.5 RECEIVERS. A receiver or similar official is appointed for the Borrower's business, or the business is terminated.

8.6 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Five Million Dollars ($5,000,000) or more in excess of any insurance coverage.

8.7 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Five Million Dollars ($5,000,000) or more in excess of any insurance coverage.

8.8 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's financial condition or ability to repay.

8.9 MATERIAL ADVERSE CHANGE. A material adverse change occurs. "Material adverse change" means (a) a material impairment of the ability of the Borrower to perform its payment obligations under this Agreement or any document required by this Agreement, or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any document required by this Agreement.

8.10 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower has obtained from anyone else or which the Borrower has guaranteed and, if there is a cure period applicable to such default, such default continues beyond the applicable cure period.

8.11 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is no longer in effect or is violated and, if there is a cure period applicable to such violation, such violation continues beyond the applicable cure period.

8.12 OTHER BANK AGREEMENTS. The Borrower fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower has with the Bank or any affiliate of the Bank and, if there is a cure period applicable to such failure, such failure continues beyond the applicable cure period.

8.13 OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement for a period of fifteen (15) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

9.    ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

9.2   CALIFORNIA LAW.  This Agreement is governed by California law.

9.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -12-                            T2-0710.doc

The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

9.4   ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

      (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

      (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

      (iii) Any violation of this Agreement; or

      (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

      (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

      (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

      (iii) The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

      (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -13-                            T2-0710.doc

(h)   This provision does not limit the right of the Borrower of the Bank to:

      (i)   exercise self-help remedies such as setoff;

      (ii)  foreclose against or sell any real or personal property collateral;
            or

      (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

            (A)   an interim remedy; and/or

            (B)   additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

9.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

9.6 ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

9.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

9.8 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.9 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -14-                            T2-0710.doc

9.10 HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.11 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

This Agreement is executed as of the date stated at the top of the first page.

[LOGO OF BANK OF AMERICA]
BANK OF AMERICA                            COST PLUS, INC.
NATIONAL TRUST AND SAVINGS ASSOCIATION

X /s/ W. F. Rodgers                        X /s/ Alan E. Zimtbaum
  ----------------------------------         ----------------------------------
By:     W.F. Rodgers                       By:     Alan E. Zimtbaum
Title:  Vice President                     Title:  Executive Vice President
                                                   Chief Financial Officer


ADDRESS WHERE NOTICES TO THE BANK          ADDRESS WHERE NOTICES TO THE BORROWER
ARE TO BE SENT:                            ARE TO BE SENT:

International Trade Banking Office #1768
201 California Street                      201 Clay Street
San Francisco, CA 94111                    Oakland, CA 94607

- --------------------------------------------------------------------------------
BUSLA (7/93)                         -15-                            T2-0710.doc

- --------------------------------------------------------------------------------
[LOGO OF BANK OF AMERICA]
BANK OF AMERICA                   SECURITY AGREEMENT (RECEIVABLES AND INVENTORY)
- --------------------------------------------------------------------------------

1.    THE SECURITY

The undersigned Cost Plus, Inc. ("Borrower") hereby assigns and grants to Bank of America National Trust and Savings Association ("Bank") a security interest in the following described property ("Collateral"):

      A.    All of the following, whether now owned or hereafter acquired by
            Borrower: accounts, contract rights, chattel paper, instruments, deposit accounts, and general intangibles.

      B.    All inventory now owned or hereafter acquired by Borrower.

      C. All negotiable and nonnegotiable documents of title now owned or hereafter acquired by Borrower.

      D. All rights under contracts of insurance now owned or hereafter acquired by Borrower covering any of the above-described property.

      E. All proceeds, product, rents and profits now owned or hereafter acquired by Borrower of any of the above-described property.

      F. All books and records now owned or hereafter acquired by Borrower pertaining to any of the above-described property, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").

2.    THE INDEBTEDNESS.

The collateral secures and will secure all Indebtedness of Borrower to Bank. For the purposes of this Agreement, "Indebtedness" means all loans and advances made by Bank to Borrower and all other obligations and liabilities of Borrower to Bank, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Bank by assignment or otherwise. Unless Borrower shall have otherwise agreed in writing, Indebtedness, for the purposes of this Agreement, shall not include "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

3.    BORROWER'S COVENANTS.

Borrower covenants and warrants that unless compliance is waived by Bank in writing:

      A. Borrower will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

      B. Borrower has notified Bank in writing of, and will notify Bank in writing prior to any change in the locations of (i) Borrower's place of business or Borrower's chief executive office if Borrower has more than one place of business and (ii) any Collateral, including the Books and Records.

      C. Borrower will notify Bank in writing prior to any change in Borrowers name, identity or business structure.

      D. Borrower will maintain and keep in force insurance covering Collateral designated by Bank against fire and extended coverages. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to Bank and include a loss payable endorsement in favor of Bank in a form acceptable to Bank

      E. Borrower has not granted and will not grant any security interest in any of the Collateral except to Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, except the security interest of Bank.

      F. Borrower will not sell, lease, agree to sell or lease, or otherwise dispose of or remove from Borrower's place of business (i) any inventory except in the ordinary course of business as heretofore conducted by Borrower, or (ii) any other Collateral except with the prior written consent of Bank.

      G. Borrower will promptly notify Bank in writing of any event which affects the value of any Collateral, the ability of Borrower or Bank to dispose of any Collateral, or the rights and remedies of Bank in relation thereto, including but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

      H. If any Collateral is or becomes the subject of any negotiable document of title including any warehouse receipt or bill of lading, Borrower shall immediately deliver such document to Bank.

      I. Until Bank exercises its rights to make collection, Borrower will diligently collect all Collateral.

- --------------------------------------------------------------------------------
N-255 M(3-91)                         -1-                           006445-T2007

- --------------------------------------------------------------------------------

4.    ADDITIONAL OPTIONAL REQUIREMENTS.

Borrower agrees that Bank may at its option at any time, whether or not Borrower is in default:

      A. Require Borrower to deliver to Bank (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

      B. Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

      C. Require Borrower to deliver to Bank any instruments or chattel paper.

5.    DEFAULTS.

Any one or more of the following shall be a default hereunder.

      A.    Borrower fails to pay any indebtedness when due.

      B. Borrower breaches any term, provision, warranty or representation under this Agreement or under any other obligation of Borrower to Bank.

      C. Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of Borrower or of any guarantor of any indebtedness.

      D. Borrower or any guarantor of any indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies or commences any case, proceeding or other action under any bankruptcy or other law for the relief of or relating to, debtors.

      E. Any case, proceeding or other action is commenced against Borrower or any guarantor of any indebtedness under any bankruptcy or other law for the relief of or relating to, debtors.

      F. Any involuntary lien of any kind or character attaches to any Collateral.

      G. Any financial statements, certificates, schedules or other information now or hereafter furnished by Borrower to Bank proves false or incorrect in any material respect.

6.    BANK'S REMEDIES AFTER DEFAULT.

In the event of any default Bank may do any one or more of the following:

      A. Declare any indebtedness immediately due and payable, without notice or demand.

      B. Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

      C. Enforce the security interest of Bank in any deposit account of Borrower maintained with Bank by applying such account to the Indebtedness.

      D. Require Borrower to assemble the Collateral, including the Books and Records, and make them available to Bank at a place designated by Bank.

      E. Enter upon the property where any Collateral, including any Books and Records are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Borrower's equipment, if Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of any Collateral.

      F. Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Borrower.

      G. Use or transfer any of Borrower's rights and interest in any Intellectual Property now owned or hereafter acquired by Borrower, if Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Borrower agrees that any such use or transfer shall be without any additional consideration to Borrower. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling in which Borrower has any right or interest, whether by ownership, license, contract or otherwise.

- --------------------------------------------------------------------------------
N-255 M(3-91)                         -2-                           006445-T2007

- --------------------------------------------------------------------------------

H. Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.

I. Take such measures as Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Borrower hereby irrevocably constitutes and appoints Bank as Borrowers attorney-in-fact to perform all acts and execute all documents in connection therewith.

J. Require Borrower to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind.

K. Require Borrower to obtain Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any inventory.

L. Notify any account debtors, any buyers of the Collateral, or any other persons of Bank's interest in the Collateral.

M. Require Borrower to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under Bank's exclusive control.

N. Demand and collect any payments and proceeds of the Collateral. In connection therewith Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Borrower and remove therefrom any payments and proceeds of the Collateral.

7.    MISCELLANEOUS.

      A. Any waiver, expressed or implied, of any provision hereunder and any delay or failure by Bank to enforce any provision shall not preclude Bank from enforcing any such provision thereafter.

      B. Borrower shall, at the request of Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as Bank may reasonably deem necessary.

      C. All notes, security agreements, subordination agreements and other documents executed by Borrower or furnished to Bank in connection with this Agreement must be in form and substance satisfactory to Bank.

      D. This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.

      E. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

      F. All terms not defined herein are used as set forth in the Uniform Commercial Code.

      G. In the event of any action by Bank to enforce this Agreement or to protect the security interest of Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Borrower agrees to pay immediately the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services.


Dated:   5/7/96
         ------

BANK OF AMERICA                             Borrower
National Trust and Savings Association      Cost Plus, Inc.


X /s/ W.F. Rodgers                          X /s/ Alan E. Zimtbaum
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By:  W.F. Rodgers, Vice President           By:  Alan E. Zimtbaum,
                                                 Executive Vice President/
                                                 Chief Financial Officer


                                            X
                                              ----------------------------------
                                            By:

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N-255 M(3-91)                         -3-                           006445-T2007
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[LOGO OF BANK OF AMERICA]
BANK OF AMERICA                           CORPORATE RESOLUTIONS TO OBTAIN CREDIT
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RESOLVED, that this corporation, Cost Plus, Inc., may:

      1. borrow money from BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank");

      2. obtain for the account of this corporation commercial and standby letters of credit issued by Bank;

      3. obtain for the account of this corporation Bank's acceptance of drafts and other instruments; and

      4. discount with or sell to Bank notes, acceptances, drafts, receivables and other evidences of indebtedness, and assign or otherwise transfer to Bank any security interest or lien for such obligations;

from time to time, in such amount or amounts as in the judgment of the Authorized Officers (as hereinafter defined) this corporation may require (the credit facilities described in the first part of this resolution are collectively referred to herein as the "Credit Facilities"); provided, however, that the aggregate principal amount outstanding at any one time under the Credit Facilities authorized by this resolution shall not exceed the sum of Thirty Five Million Dollars ($35,000,000), which sum shall be in addition to such other amount or amounts as otherwise may be authorized.

      RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, as security for any obligation or obligations of this corporation to Bank whether arising pursuant to these Resolutions or otherwise, to grant in favor of Bank a security interest in or lien on any real or personal property belonging to or under the control of this corporation.

      RESOLVED FURTHER, that

            1.    If only one signature is obtained, any one of the following:

                  a. Alan E. Zimtbaum, Executive Vice President/Chief Financial Officer

                  b.    Malcolm Carden, Director of Finance

                  c.    Patricia Saucy, Vice President/Controller

                  d.

                  e.

                  f.

            2.    If two signatures are obtained, any one of the following:

                  a.

                  b.

                  c.

                  d.

                  e.

                  f.

                  together with any one of the following:

                  g.

                  h.

                  i.

                  j.

                  k.

                  l.

of this corporation, acting individually or in any combination as may be set forth above (the "Authorized Officers"), are hereby authorized and directed, in the name of this corporation, to execute and deliver to Bank, and Bank is requested to accept:

      a. the notes, credit agreements, advance account agreements, acceptance agreements, letter of credit applications and agreements, purchase agreements or other instruments, agreements and documents which evidence the obligations of this corporation under the Credit Facilities obtained or to be obtained pursuant to these resolutions;

      b. any and all security agreements, deeds of trust, mortgages, financing statements, fixture filings or other instruments, agreements and documents with respect to any security interest or lien authorized to be given pursuant to these resolutions; and

      c. any other instruments, agreements and documents as Bank may require and the Authorized Officers may approve.

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N-243 11-87 (Reprint 12-87)           -1-                           006444-T2007
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      RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, in the name of this corporation, to endorse, assign to Bank, and deliver to Bank, any and all notes, acceptances, drafts, receivables and other evidences of indebtedness discounted with or sold to Bank, together with any security interest or lien for such obligations, and to guarantee the payment of the same to Bank.

      RESOLVED FURTHER, that any and all of the instruments, agreements and documents referred to above may contain such recitals, covenants, agreements and other provisions as Bank may require and the Authorized Officers may approve, and the execution of such instruments, agreements and documents by the Authorized Officers shall be conclusive evidence of such approval, and that the Authorized Officers are authorized from time to time to execute renewals or extensions of any and all such instruments, agreements and documents.

      RESOLVED FURTHER, that Bank is authorized to act upon the foregoing resolutions until written notice of revocation is received by Bank, and that the authority hereby granted shall apply with equal force and effect to the successors in office of the Authorized Officers.


                       CORPORATE SECRETARY'S CERTIFICATE

      I, Alan E. Zimtbaum, Secretary of Cost Plus, Inc., a corporation organized and existing under the laws of the State of California (the "Corporation"), hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and regularly adopted by the Board of Directors of the Corporation in all respects as required by law and the by-laws of the Corporation on April 26, 1996 at a meeting at
                                             --------------
which a quorum of the Board of Directors of the Corporation was present and the requisite number of such directors voted in favor of said resolutions, or by the unanimous consent in writing of all members of the Board of Directors of the Corporation to the adoption of said resolutions.

      I further certify that said resolutions are still in full force and effect and have not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for the Corporation by virtue of such resolutions.

      IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Corporation, and affixed the corporate seal of the Corporation, on May 7, 1996.
                                                                    -----------


AUTHORIZED SIGNATURES:


X /s/ Alan E. Zimtbaum                      X /s/ Alan E. Zimtbaum
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Alan E. Zimtbaum, Executive Vice            Alan E. Zimtbaum, Secretary of
President/Chief FinanciaI Officer           Cost Plus, Inc.
                                            a California corporation

X /s/ Malcolm Carden
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Malcolm Carden, Director of Finance
                                            Affix Corporate Seal Here:

X /s/ Patricia Saucy
- ------------------------------------
Patricia Saucy, Vice President/
Controller


X
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X
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X
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N-243 11-87 (Reprint 12-87)           -2-                           006444-T2007